                                                                EXHIBIT (g)(xvi)


                                   SCHEDULE A
                          ACCOUNTING SERVICES AGREEMENT
                                     BETWEEN
                               SCHWAB INVESTMENTS,
                              SCHWAB CAPITAL TRUST,
                          SCHWAB ANNUITY PORTFOLIOS AND
                               SEI FUND RESOURCES

                                  LIST OF FUNDS
                                  -------------

Name of Fund                                                                     Date
------------                                                                     ----
Schwab MarketTrack Growth Portfolio                                              4/30/98

Schwab MarketTrack Balanced Portfolio                                            4/30/98

Schwab MarketTrack Conservative Portfolio                                        4/30/98

Schwab MarketTrack All Equity Portfolio                                          4/15/98

Schwab International Index Fund: Investor Shares, Select Shares                  4/30/98

Schwab Small-Cap Index Fund: Investor Shares, Select Shares                      4/30/98

Schwab MarketManager International Portfolio                                     4/30/98

Schwab MarketManager Balanced Portfolio                                          4/30/98

Schwab MarketManager Growth Portfolio                                            4/30/98

Schwab MarketManager Small Cap Portfolio                                         4/30/98

Schwab MarketTrack Growth Portfolio II                                           4/30/98

Schwab S&P 500 Fund: Select Shares, Investor Shares, e.Shares                    11/1/98

Schwab S&P 500 Portfolio                                                         11/1/98

Schwab 1000 Fund:  Select Shares, Investor Shares                                11/1/98

Schwab Analytics Fund                                                            11/1/98

Institutional Select S&P 500 Fund                                                 2/1/99

Institutional Select Large-Cap Value Index Fund                                   2/1/99

Institutional Select Small-Cap Value Index Fund                                   2/1/99

Schwab Total Stock Market Index Fund - Select Shares, Investor Shares             6/1/99

                                    SCHWAB INVESTMENTS
                                    SCHWAB CAPITAL TRUST
                                    SCHWAB ANNUITY PORTFOLIOS

                                    By       /s/ William J. Klipp
                                             ----------------------------------
                                    Name:    William J. Klipp
                                    Title:   Executive Vice President and Chief
                                             Operating Officer

                                    SEI FUND RESOURCES

                                    By       /s/ Todd Cipperman
                                             ----------------------------------
                                    Name:    Todd Cipperman
                                    Title:   Vice President